EXHIBIT 21

Subsidiaries of Benchmark Electronics, Inc.

Name of Subsidiary	Jurisdiction of Organization

ACT Manufacturing Holdings UK Limited	United Kingdom
AVEX Constitution, Inc., United States	United States, Delaware
AVEX Liberty, Inc.	United States, Delaware
BEI Electronics Ireland Ltd.	Ireland
Benchmark BV Holdings, Inc.	United States, Delaware
Benchmark Electronics B.V.	The Netherlands
Benchmark Electronics California, Incorporated	United States, Delaware
Benchmark Electronics Company	United States, Delaware
Benchmark Electronics Cork	Ireland
Benchmark Electronics de Mexico, S. de R.L. de C.V.	Mexico
Benchmark Electronics Delaware Corp.	United States, Delaware
Benchmark Electronics England Limited	England
Benchmark Electronics FSC, Inc.	Barbados
Benchmark Electronics GmbH	Germany
Benchmark Electronics Holdings Limited	England
Benchmark Electronics Huntsville Inc.	United States, Alabama
Benchmark Electronics Ltda.	Brazil
Benchmark Electronics (M) Sdn. Bhd.	Malaysia
Benchmark Electronics Manufacturing Singapore Pte. Ltd.	Singapore
Benchmark Electronics Netherlands Holding B.V.	The Netherlands
Benchmark Electronics Pte. Ltd.	Singapore
Benchmark Electronics Romania Holding BV	The Netherlands
Benchmark Electronics Services, Inc.	United States, Delaware
Benchmark Electronics Servicios, S. de R.L. de C.V.	Mexico
Benchmark Electronics Singapore IPO Pte. Ltd.	Singapore
Benchmark Electronics (Suzhou) Co., Ltd.	China
Benchmark Electronics Technology (Shenzhen) Co. Ltd.	China
Benchmark Electronics (Thailand) Public Company Limited (1)	Thailand
Burle Caribe Holdings Limited	Ireland
Burle Cayman Holdings Limited	Ireland
Dacia Company Limited	British Virgin Islands
Kilbride Holdings B.V.	The Netherlands
Pemstar (Beihai) Enterprise Co. Ltd.	China
Pemstar Brasil, Ltda.	Brazil
Pemstar de Mexico S. de R.L. de C.V.	Mexico
Pemstar Ireland Ltd.	Ireland
Pemstar Israel Ltd.	Israel
Pemstar Luxembourg S.a.r.L.	Luxembourg
Pemstar Romania Srl.	Romania
Pemstar Thailand Limited	Thailand
Pemstar (Tianjin) Enterprise Co. Ltd.	China
Tedok B.V.	The Netherlands

(1)  Benchmark Electronics, Inc. effectively owns 99.78% of Benchmark Electronics (Thailand) Public Company Limited.

Unless otherwise noted, all subsidiaries are wholly-owned, directly or indirectly, by Benchmark Electronics, Inc.